TIDAL TRUST II 485BPOS

Exhibit 99.(g)(i)

AMENDED AND RESTATED

CUSTODY AGREEMENT

THIS AGREEMENT is made and entered into as of April 1, 2026 (the “Effective Date”), by and between TIDAL TRUST II, a Delaware statutory trust, (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”). Tidal Investments LLC, a Delaware limited liability company, the investment adviser to the Trust (the “Adviser”), is a party hereto with respect to Section 7.01 only.

WHEREAS, the parties entered into a Custody Agreement dated as of July 7, 2022, as amended (the “Original Agreement”);

WHEREAS, the parties desire to amend and restate the terms of the Original Agreement with the terms of this Agreement as of the Effective Date;

WHEREAS, this Agreement shall supersede and replace in its entirety the Original Agreement as of the Effective Date;

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company and is authorized to issue shares of beneficial interest in separate series advised by the Adviser, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act; and

WHEREAS, the Trust desires to retain the Custodian to act as custodian of the cash and securities of each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively, the “Funds”); and

WHEREAS, the Board of Trustees (as defined below has delegated to the Custodian the responsibilities set forth in Rule 17f-5(c) under the 1940 Act and the Custodian is willing to undertake the responsibilities and serve as the foreign custody manager for the Trust.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows with respect to each Fund listed in Exhibit A hereto:

ARTICLE I

CERTAIN DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

1.01             “Authorized Person” means any Officer or person (including an authorized person of one of the Advisers or other agent) who has been designated by written notice as such from the Trust or one of the Advisers or other agent and is named in Exhibit C attached hereto. Such officer or person shall continue to be an Authorized Person until such time as the Custodian receives Written Instructions from the Trust or the Adviser or other agent that any such person is no longer an Authorized Person.

1.02             “Board of Trustees” shall mean the trustees from time to time serving under the Trust’s declaration of trust, as amended from time to time.

1.03             “Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.04             “Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of Shares of the Fund.

1.05             “Eligible Foreign Custodian” has the meaning set forth in Rule 17f-5(a)(1), including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

1.06             “Eligible Securities Depository” shall mean a system for the central handling of securities as that term is defined in Rule 17f-4 and 17f-7 under the 1940 Act.

1.07             “FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

1.08             “Foreign Securities” means any investments of the Fund (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect such Fund’s transactions in such investments.

1.09             “Fund Custody Account” shall mean any of the accounts in the name of the Trust (or the Fund), which is provided for in Section 3.02 below.

1.10             “IRS” shall mean the Internal Revenue Service.

1.11             “Officer” shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

1.12             “SEC” shall mean the U.S. Securities and Exchange Commission.

1.13             “Securities” shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers’ acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.

1.14             “Securities Depository” shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

1.15             “Shares” shall mean, with respect to the Fund, the shares of common stock issued by the Trust on account of the Fund.

1.16             “Straight Through Processing” shall have the meaning assigned to it in Section 4.07 of this Agreement.

1.17             “Sub-Custodian” shall mean and include (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “Eligible Foreign Custodian”, as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Fund based on the standards specified in Section 3.03 below. Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Trust, on behalf of the Fund, will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Fund or as being held by a third party for the benefit of the Fund; (v) that the Fund’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Fund’s assets, including, but not limited to, notification of any transfer to or from the Fund’s account or a third party account containing assets held for the benefit of the Fund. Such contract may contain, in lieu of any or all of the provisions specified in (i)-(vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Fund assets as the specified provisions.

1.18             “Written Instructions” shall mean (i) written communications received by the Custodian and signed by an Authorized Person, (ii) communications by facsimile or Internet electronic e-mail or any other such system from one or more persons reasonably believed by the Custodian to be an Authorized Person, or (iii) communications between electronic devices.

ARTICLE II.

APPOINTMENT OF CUSTODIAN

2.01             Appointment. The Trust hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Fund at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The Trust hereby delegates to the Custodian, subject to Rule 17f-5(b), the responsibilities with respect to the Fund’s Foreign Securities, and the Custodian hereby accepts such delegation as foreign custody manager with respect to the Fund. The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.

2.02             Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Trust:

(a)	A copy of the Trust’s declaration of trust, certified by the Secretary;

(b)	A copy of the Trust’s bylaws, certified by the Secretary;

(c)	A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary;

(d)	A copy of the current prospectus of the Fund (the “Prospectus”);

(e)	A certification of the Chairman or the President and the Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons; and

(f)	If applicable, an executed election required by the Shareholder Communications Act of 1985, attached hereto as Exhibit D.

2.03             Notice of Appointment of Transfer Agent. The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Trust, except if the Trust appoints an affiliate of the Custodian to serve as transfer agent of the Trust, the Custodian hereby waives the Trust’s obligation to provide such written notice.

ARTICLE III.

CUSTODY OF CASH AND SECURITIES

3.01             Segregation. All Securities and non-cash property held by the Custodian for the account of the Fund (other than Securities maintained in a Securities Depository, Eligible Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Trust, if applicable) and shall be identified as subject to this Agreement.

3.02             Fund Custody Accounts. The Custodian shall open and maintain in its trust department a custody account in the name of the Trust coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of the Fund which are delivered to it. Absent a written instruction from an Authorized Person, securities and cash held by the Custodian shall not be sold, rehypothecated, pledged, assigned, invested or otherwise disposed of by the Custodian and beneficial ownership of the Securities shall be freely transferable without payment of money or value other than for safe custody and administration.

3.03             Appointment of Agents.

(a)	In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) Eligible Foreign Custodians that are members of the Sub-Custodian’s network to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Fund shall be at the Custodian’s expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian.

(b)	If, after the initial appointment of Sub-Custodians by the Board of Trustees in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Fund, it will so notify the Trust and make the necessary determinations as to any such new Sub-Custodian’s eligibility under Rule 17f-5 under the 1940 Act.

(c)	In performing its delegated responsibilities as foreign custody manager to place or maintain the Fund’s assets with a Sub-Custodian, the Custodian will determine that the Fund’s assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Fund’s assets will be held by that Sub-Custodian, after considering all factors relevant to safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(d)	The agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.

(e)	At the end of each calendar quarter after the date of this Agreement, the Custodian shall provide written reports notifying the Board of Trustees of the withdrawal or placement of the Securities and cash of the Fund with a Sub-Custodian and of any material changes in the Fund’s arrangements. Such reports shall include an analysis of the custody risks associated with maintaining assets with any Eligible Securities Depositories. The Custodian shall promptly take such steps as may be required to withdraw assets of the Fund from any Sub-Custodian arrangement that has ceased to meet the requirements of Rule 17f-5 or Rule 17f-7 under the 1940 Act, as applicable, and shall use reasonable efforts to notify the Board of Trustees as promptly as practicable under the circumstances of such action.

(f)	With respect to its responsibilities under this Agreement, including without limitation, this Section 3.03, the Custodian hereby warrants to the Trust that it agrees to exercise reasonable care, prudence and diligence such as a professional person having responsibility for the safekeeping of property of the Fund. The Custodian further warrants that the Fund’s assets will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian’s practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii) the Sub-Custodian’s general reputation and standing and, in the case of a Securities Depository, the Securities Depository’s operating history and number of participants; (iv) ensuring Fund assets held by a Sub-Custodian shall not be sold, rehypothecated, pledged, assigned, invested or otherwise disposed of by the Sub-Custodian and beneficial ownership of the Securities held by such Sub-Custodian shall be freely transferable without payment of money or value other than for safe custody and administration; and (v) whether the Fund will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian’s consent to service of process in the United States.

(g)	The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor on a continuing basis (i) the appropriateness of maintaining the Fund’s assets with a Sub-Custodian or Eligible Foreign Custodians who are members of a Sub-Custodian’s network; (ii) the performance of the contract governing the Fund’s arrangements with such Sub-Custodian or Eligible Foreign Custodian’s members of a Sub-Custodian’s network; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository. The Custodian must promptly notify the Fund or its Adviser of any material change in these risks.

(h)	The Custodian shall use commercially reasonable efforts to collect all income and other payments with respect to Foreign Securities to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Trust and Custodian shall consult as to the measures and as to the compensation and expenses of the Custodian relating to such measures.

3.04             Delivery of Assets to Custodian. The Trust shall deliver, or cause to be delivered, to the Custodian all of the Fund’s Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (ii) all cash received by the Fund for the issuance of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

3.05             Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a)	The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)	Securities of the Fund kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c)	The records of the Custodian with respect to Securities of the Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Fund.

(d)	If Securities purchased by the Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

(e)	The Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f)	Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Trust for any loss or damage to the Fund resulting from (i) the use of a Book-Entry System or Securities Depository by reason of any gross negligence or willful misconduct on the part of the Custodian or any Sub-Custodian, or (ii) failure of the Custodian or any Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

(g)	With respect to its responsibilities under this Section 3.05 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby warrants to the Trust that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the Trust, such reports as are available concerning the Custodian’s internal accounting controls and financial strength, and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

3.06             Disbursement of Moneys from Fund Custody Account. Upon receipt of Written Instructions, the Custodian shall disburse moneys from the Fund Custody Account but only in the following cases:

(a)	For the purchase of Securities for the Fund but only in accordance with Section 4.01 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.09 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.05 above; (ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.09 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank that is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian’s account at a Book-Entry System or Securities Depository with such Securities;

(b)	In connection with the conversion, exchange or surrender, as set forth in Section 3.07(f) below, of Securities owned by the Fund;

(c)	For the payment of any dividends or capital gain distributions declared by the Fund;

(d)	In payment of the redemption price of Shares as provided in Section 5.01 below;

(e)	For the payment of any expense or liability incurred by the Fund, including, but not limited to, the following payments for the account of the Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f)	For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(g)	For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(h)	For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)	For any other proper purpose, but only upon receipt, in addition to Written Instructions, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

3.07             Delivery of Securities from Fund Custody Account. Upon receipt of Written Instructions, the Custodian shall release and deliver, or cause the Sub-Custodian to release and deliver, Securities from the Fund Custody Account but only in the following cases:

(a)	Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

(b)	In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.05 above;

(c)	To an offeror’s depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d)	To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)	To the broker selling the Securities, for examination in accordance with the “street delivery” custom;

(f)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(g)	Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

(h)	In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(i)	For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Written Instructions;

(j)	For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

(k)	Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

(l)	For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(m)	For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(n)	For any other proper corporate purpose, but only upon receipt , in addition to Written Instructions, specifying the Securities to be delivered, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such Securities shall be made; or

(o)	To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own gross negligence, fraud or willful misconduct.

3.08             Actions Not Requiring Written Instructions. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for the Fund:

(a)	Subject to Section 9.04 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

(b)	Present for payment and, subject to Section 9.04 below, collect on a timely basis the amount payable upon all Securities that may mature or be called, redeemed, or retired, or otherwise become payable;

(c)	Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

(d)	Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(e)	Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

(f)	Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Fund; and

(g)	In general, and except as otherwise directed in Written Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Fund.

(h)	Important information related to ADR’s and Preferential Tax Treatment: With respect to any ADRs the Fund may purchase and own and which the Custodian custodies on the Funds behalf, the Fund understands that the holding of American Depository Receipts (“ADRs”) may require the disclosure of the beneficial ownership information (Name, Address, TIN/SSN, Share amount) by the Custodian to vendors, sub-custodians, or local tax authorities in foreign jurisdictions to avoid tax penalties and to obtain the most preferential tax treatment for the Fund. The Fund acknowledges and consents to any and all disclosures or releases of beneficial information, described above, by the Custodian to any third parties relating to ADRs and release, hold harmless, and indemnify the Custodian from any liability for doing so.

3.09             Registration and Transfer of Securities. All Securities held for the Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Fund may be registered in the name of the Fund, the Custodian, a Sub-Custodian or any nominee thereof, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The records of the Custodian with respect to the Trust’s Foreign Securities that are maintained with a Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those securities as belonging to the Fund. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Fund.

3.10             Records.

(a)	The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; (iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement. The Custodian shall keep such other books and records of the Fund as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

(b)	All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with the rules and regulations of the SEC, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rules 31a-1 and 31a-2 under the 1940 Act.

3.11             Fund Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Fund under this Agreement.

3.12             Other Reports by Custodian. As the Trust may reasonably request from time to time, the Custodian shall provide the Trust with reports on the internal accounting controls and procedures for safeguarding Securities which are employed by the Custodian or any Sub-Custodian.

3.13             Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Fund to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities. With respect to the foreign Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Trust acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Trust to exercise shareholder rights.

3.14             Information on Corporate Actions. The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities being held by the Fund with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights or other similar transactions (collectively, “Corporate Events”). If the Trust, on behalf of a Fund, desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least three Business Days prior to the date on which the Custodian is to take such action (the “Notification Deadline”); provided, however, that if the Trust notifies the Custodian in connection with Corporate Events on or after the Notification Deadline, the Custodian shall use reasonable efforts to take any such action or exercise any such rights in respect of Corporate Events on or after the Notification Deadline. The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least three Business Days prior to the beginning date of the tender period.

ARTICLE IV.

PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.01             Purchase of Securities. Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

4.02             Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Fund is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Fund for such payment.

4.03             Sale of Securities. Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold, (iii) the date of sale and settlement, (iv) the sale price per unit, (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.04             Delivery of Securities Sold. Notwithstanding Section 4.03 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

4.05             Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

4.06             Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of the Fund’s transactions in the Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

4.07             Straight Through Processing.

(a)	The Fund directs Custodian to process Fund-initiated cash and security instructions received by Custodian via online portal, SWIFT, secure file transfer protocol, or equivalent method in an automated, electronic process without manual review by Custodian (“Straight Through Processing”).

(b)	The Fund (1) acknowledges and agrees that it is solely responsible for and assumes all risks and liabilities associated with instructions given to Custodian regarding any transactions eligible for Straight Through Processing and (2) understands that any non-repetitive wire instructions concerning cash or securities to be transferred out of Custodian or to a different entity will be deemed not eligible for Straight Through Processing. Such non-repetitive wire instructions may be subject to a call back process in order to obtain further verification and/or additional authorized direction or other documentation as reasonably requested for verification purposes by Custodian.

4.08             Foreign Exchange.

(a)	Upon receipt of instructions, which may include those related to the purchase or sale of Securities under this Agreement, Custodian, its affiliate or Sub-Custodian may facilitate the processing and settlement of foreign exchange transactions.

(b)	Fund (or its authorized investment advisor acting on its behalf) may elect to enter into foreign exchange transactions with third parties that are not affiliated with the Custodian, with Custodian (acting in the capacity of foreign exchange provider), an affiliate of Custodian, or with a Sub-Custodian. Where Fund (or its investment advisor) makes a request with respect to a foreign exchange transaction that does not direct execution away to an unaffiliated third-party provider, the Fund (or its investment advisor) is deemed to instruct Custodian, on Fund’s behalf, to direct the execution of such foreign exchange transaction to Custodian. In its role as foreign exchange provider, Custodian does not serve as agent, trustee or fiduciary in handling or executing foreign exchange transactions.

(c)	In the event Fund (or its investment advisor) and Custodian establish a foreign exchange relationship, additional documentation may be required. Any disclosures and agreements provided or made available by and/or executed with Custodian as foreign exchange provider from time to time, including, without limitation, any ISDA Master Agreement, including without limitation, termination rights and procedures set forth therein, shall prevail with respect to any foreign exchange transaction in the event of a conflict with the terms and provisions of this Agreement.

(d)	Custodian has no responsibility under this Agreement for the selection of counterparty, the channel or method of execution or the application of the execution rate with respect to any foreign exchange transaction. Foreign exchange markets are decentralized, and Custodian does not offer “best execution” with respect to any foreign exchange transaction. Fund likewise assumes market risk in the event it elects not to enter into foreign exchange contracts in order to hedge its foreign exchange risk.

(e)	Fund represents with respect to any foreign exchange transaction that it (and its investment advisor, as applicable) possesses the requisite power and authority to enter into foreign exchange transactions and to take all related action in connection with the handling thereof.

(f)	Fund acknowledges in connection with any foreign exchange transaction entered into between the Fund (or its investment advisor) and Custodian, affiliate or Sub-Custodian as the case may be, unless otherwise expressly agreed in writing, that such foreign exchange provider will:

(i)	act in a principal capacity and not as broker, agent or fiduciary to Fund or to its investment advisor;

(ii)	price such foreign exchange transaction in a manner that reflects internal and proprietary pricing policies, which may include amounts that reflect services provided, risks taken and costs incurred, including a reasonable return or profit; and

(iii)	endeavor in good faith to act in accordance with Fund (or its investment advisor’s) written instructions. If dealing or settlement instructions are incomplete, inaccurate or are not provided in a timely manner, the Fund, and not the Custodian, affiliate or Sub-Custodian, is responsible for any resulting risk of loss related to delay or failure to perform.

ARTICLE V.

REDEMPTION OF FUND SHARES

5.01             Transfer of Funds. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Written Instructions specifying that the funds are required to redeem Shares of the Fund, the Custodian shall wire each amount specified in such Written Instructions to or through such bank or broker-dealer as the Trust may designate.

5.02             No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.01 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

ARTICLE VI.

SEGREGATED ACCOUNTS

Upon receipt of Written Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:

(a)	in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

(b)	for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund;

(c)	which constitute collateral for loans of Securities made by the Fund;

(d)	for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and

(e)	for other proper trust purposes, but only upon receipt of Written Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper trust purposes.

Each segregated account established under this Article VI shall be established and maintained for the Fund only. All Written Instructions relating to a segregated account shall specify the Fund.

ARTICLE VII.

COMPENSATION OF CUSTODIAN

7.01             Compensation. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Custodian shall also be compensated for such reasonable and documented miscellaneous expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. With respect to any exchange-traded fund series of the Trust operating under a unitary fee structure, the Adviser shall pay all such fees and reimbursable expenses owed to the Custodian under this Agreement. With respect to any mutual fund series of the Trust or exchange-traded fund series of the Trust that does not operate under a unitary fee structure, the Trust, out of the assets of the applicable Fund, shall pay all such fees and reimbursable expenses owed to the Custodian under this Agreement. Payments made to the Custodian shall be made within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust or the Adviser, as applicable, shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Trust or the Adviser, as applicable is disputing any amounts in good faith. The Trust or the Adviser, as applicable shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust or the Adviser, as applicable, is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to the Custodian shall only be paid out of the assets and property of the particular Fund involved.

7.02             Overdrafts. The Trust is responsible for maintaining an appropriate level of short term cash investments to accommodate cash outflows. The Trust may obtain a formal line of credit for potential overdrafts of its custody account. In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time)

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

8.01             Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)	This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(d)	It, on behalf of itself and any of its agents and/or intermediaries who may initiate and deliver Straight Through Processing instruction(s) to Custodian and its operations group, has been granted the authority to provide the direction as required hereunder, and that such instruction meets all applicable requirements hereunder.

8.02             Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)	It is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

(c)	This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(d)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

ARTICLE IX.

CONCERNING THE CUSTODIAN

9.01             Standard of Care. The Custodian shall use reasonable efforts and exercise reasonable care in the performance of its duties under this Agreement. The Custodian shall not be liable for any error of judgment, mistake of law, shareholder fraud, or for any loss suffered by the Trust in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian’s (or a Sub-Custodian’s) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian’s) bad faith, fraud, gross negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action or inaction is consistent with the Custodian’s rights and responsibilities hereunder. The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel.

9.02             Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

9.03             No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

9.04             Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.

9.05             Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement.

9.06             Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of the Fund and/or compute the value of the assets of the Fund. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust’s independent accountants with respect to the Custodian’s activities hereunder in connection with (i) the preparation of the Trust’s reports on Form N-CEN, Form N-CSR and any other reports required by the SEC or any future registration statement on Form N-1A, and (ii) the fulfillment by the Trust of any other requirements of the SEC.

The Custodian shall provide any reasonable sub-certifications related to the services provided herein which are reasonably requested by the Trust in connection with any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change the Custodian’s standard of care as set forth herein.

In order to assist the Trust in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Rule”), the Custodian will provide the Trust’s Chief Compliance Officer with reasonable access to the Custodian’s personnel and records relating to the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the Rule) involving the Custodian that affect or could affect the Trust upon request.

ARTICLE X.

INDEMNIFICATION

10.01               Indemnification by Trust. The Trust shall indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all claims, demands, losses, reasonable expenses and liabilities of any and every nature (including reasonable attorneys’ fees) that an Indemnified Party may sustain or incur or that may be asserted against an Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such Sub-Custodian (a) at the request or direction of or in reliance on the advice of the Trust, or (b) upon Written Instructions, (c) for processing any transaction using Straight Through Processing, or (d) processing any transaction subsequently determined to be fraudulent by the Trust or Fund as a result of Straight Through Processing or (iii) from the performance of its obligations under this Agreement or any sub-custody agreement, provided that in all cases neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with or act in accordance with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, fraud, gross negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement, provided that the Fund’s continuing obligation to indemnify the Custodian after the termination of this Agreement shall relate solely to those claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) sustained in connection with the Custodian’s provision of services pursuant to this Agreement. As used in this paragraph, the terms “Custodian” and “Sub-Custodian” shall include their respective directors, officers and employees.

10.02               Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Trust from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising directly or indirectly out of any action taken or omitted to be taken by an Indemnified Party as a result of the Indemnified Party’s refusal or failure to comply with or act in accordance with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, fraud, gross negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Trust” shall include the Trust’s trustees, officers and employees.

10.03               Security. Each Fund hereby grants to the Custodian, in order to secure payment and performance of such Fund’s obligations under this Agreement, whether contingent or otherwise and to the maximum extent permitted by law, a security interest in and right of recoupment and setoff against all cash, Securities and other assets at any time held for the account of a Fund by or through the Custodian. For such purposes, secured obligations and liabilities include, without limitation, a Fund’s obligation to reimburse the Custodian if the Custodian (or Sub-Custodian) or an affiliate thereof advances cash, Securities or other assets of such Fund for any purpose, either at a Fund’s request or its investment advisor’s request, and including, but not limited to, amounts paid by Custodian but not yet received in the course of a Fund’s liquidation, settlements of Securities or other assets, extensions of credit and obligations related to foreign exchange transactions or an amount owed in connection with the early termination of such transactions, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, costs, assessments, claims or liabilities in connection with the performance of this Agreement, as well as such Fund’s obligation to pay fees (including reasonable attorneys’ fees) or to indemnify the Custodian pursuant to the terms of this Agreement. Should such Fund fail to promptly reimburse or otherwise pay the Custodian any such obligation, or in the event that the assets of a Fund are insufficient to repay or indemnify the Custodian, without limiting other remedies available to it, the Custodian shall have the rights and remedies of a secured party under this Agreement under applicable law, including the right to utilize available cash and to sell or otherwise dispose of Securities or other assets to the extent necessary to obtain payment or reimbursement. The Custodian may at any time reject a request by a Fund or its investment manager to deliver cash, Securities or other assets if the Custodian determines in its reasonable discretion that those remaining will not have sufficient value to fully secure the Fund’s payment or reimbursement obligations specified herein. In the event that the assets of such Fund are insufficient to repay or indemnify the Custodian, the Fund shall indemnify the Custodian for any remaining liabilities advanced or incurred by the Custodian as contemplated hereunder.

10.04               Miscellaneous.

(a)	Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.

(b)	The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.

(c)	In order that the indemnification provisions contained in this Article X shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article X. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

(d)	Notwithstanding anything to the contrary contained in this Agreement, any amounts owed or liabilities incurred by a Fund, shall be satisfied solely from the assets of the Fund and not any other entity or person. In no event, shall Custodian, any Sub-Custodian or any of either of their affiliates have recourse, whether by set-off or otherwise, with respect to any such amounts owed or liabilities incurred, to or against (i) any other series of the Trust other than the applicable Fund to which such obligations relate, (ii) any assets of any person or entity under the management of the Adviser of the Fund or (iii) except in the case of any Adviser-directed overdrafts, any assets of the Adviser of the Fund or any affiliate of such Adviser. Neither the Trust nor any of its series, other than the Fund, are obligated to make contributions, loans or otherwise provide funding to the Fund.

ARTICLE XI.

FORCE MAJEURE

Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use reasonable efforts to ameliorate the effects of any such failure or delay.

ARTICLE XII.

PROPRIETARY AND CONFIDENTIAL INFORMATION

12.01               The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all non-public records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted governmental or regulatory authorities with jurisdiction over the Custodian, provided that the Custodian will promptly report such disclosure to the Trust if disclosure is permitted by applicable law, rule or regulation, (iii) when so requested in writing by the Trust, or (iv) when such disclosure to an affiliate of Custodian is deemed appropriate solely for the purpose of identifying and evaluating any securities lending opportunities involving the Trust’s assets pursuant to Custodian’s securities lending program administered by such affiliate. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.

12.02               Further, the Custodian will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

12.03               The Trust agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Custodian, all non-public information relative to the Custodian (including, without limitation, information regarding the Custodian’s pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by the Custodian, which approval shall not be unreasonably withheld and may not be withheld where the Trust may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted governmental or regulatory authorities with jurisdiction over the Trust, provided that the Trust will promptly report such disclosure to the Custodian if disclosure is permitted by applicable law, rule or regulation, or (iii) when so requested in writing by the Custodian. Information which has become known to the public through no wrongful act of the Trust or any of its employees, agents or representatives, and information that was already in the possession of the Trust prior to receipt thereof from the Custodian, shall not be subject to this paragraph.

12.04               Notwithstanding anything herein to the contrary, (i) the Trust shall be permitted to disclose the identity of the Custodian as a service provider, redacted copies of this Agreement, and such other information as may be required in the Trust’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, (ii) the Custodian shall be permitted to include the name of the Trust in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes, (iii) each party agrees that it will not use such confidential or proprietary information other than as described in this Agreement, and (iv) each party agrees that will not disclose such confidential or proprietary information to any other person, other than those persons agreed to in this Agreement who reasonably have a need to know such confidential or proprietary information and who are under an obligation of confidentiality consistent with the terms of this Agreement.

12.05               This Article shall survive the termination of this Agreement.

ARTICLE XIII.

EFFECTIVE PERIOD; TERMINATION

13.01               Effective Period. This Agreement shall become effective as of the Effective Date and will continue in effect for a period of three (3) years.

13.02               Termination.

(a)	Following the initial term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement.

(b)	Subject to Section 13.03, this Agreement may be terminated by either party (in whole or with respect to one or more Funds) upon giving 90 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties.

(c)	Each party may terminate this Agreement immediately (in whole or with respect to one or more Funds) if the continued service of such Funds or the Trust under this Agreement would cause such party or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority of competent jurisdiction, provided that in such event which causes the Custodian to terminate this Agreement, the Custodian shall, to the extent it is legally permitted and able to do so, provide reasonable assistance to transition such Funds or the Trust to a successor service provider.

(d)	This Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

(e)	The Trust may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

13.03               Early Termination. In the absence of any material breach of this agreement, should the Trust elect to terminate this Agreement (in whole or with respect to one or more Funds) prior to the end of the then current term, the Trust agrees to pay the following fees:

a) All monthly fees through the life of the Agreement, including the repayment of any negotiated discounts (provided that no such fees shall be paid with respect to any Fund following the liquidation of such Fund);

b) All miscellaneous fees associated with converting services to a successor service provider;

c) All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider, as agreed upon by both parties;

d) All reasonable and documented miscellaneous costs associated with a) through c) above.

13.04               Appointment of Successor Custodian. If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Fund at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which the Custodian has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

13.05               Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Trust on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company (i) is a “bank” as defined in the 1940 Act, and (ii) has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all Securities, cash and other property held by the Custodian under this Agreement and to transfer to an account of or for the Fund at such bank or trust company all Securities of the Fund held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances, all books, records and other data of the Trust shall be returned to the Trust.

ARTICLE XIV.

SECURITIES LITIGATION PROCESSING

Securities litigation processing is an optional service for which the Trust, on behalf of the subject Fund(s), must affirmatively opt-in to. The Custodian will utilize a third-party vendor specializing in securities litigation processing services (the “SLP Vendor”). The SLP Vendor shall identify claims, file claims, maintain communications with claim administrators for monitoring the status of any claims, respond to inquiries from claim administrators with respect to claim forms and filings, provide notifications, and perform recovery services from such claims for and on behalf of the Fund(s) in relation to any settled U.S./Canadian, non-U.S. passive class actions and U.S. antitrust suits that impacts any security the Fund(s) may have held in any active or closed accounts (except for terminated/closed distributed trusts) during the class period. Funds that have not opted-in will not receive any notification of claims, nor any other securities litigation processing services.

The Fund(s) (i) authorizes Custodian to deliver any relevant data or information as may be requested by the SLP Vendor to file claims on the Fund’s behalf, including but not limited to the participating Fund’s relevant account, holdings, and transaction information (collectively, “Client Data”), (ii) understands that filing of a claim may require the disclosure of beneficial ownership information by the Custodian to vendors, sub-custodians, or a third-party claim administrator to validate the Fund’s eligibility in the class and consents to such disclosures if necessary, and (iii) holds harmless and indemnifies Custodian from any liability from such disclosures or releases as described herein.

The Fund(s) hereby acknowledges and understands that (i) it may be waiving and/or releasing certain rights to make claims or otherwise pursue the securities litigation defendants who settle their claims, (ii) there is no guarantee these claims will result in any payment of potential proceeds, (iii) the timing of such payment of proceeds, if any, is uncertain, (iv) it may be required to provide additional Client Data or sign tax forms upon request related to the claim processing, and (v) its failure to respond promptly to requests for additional Client Data could impact the Fund’s ability to recover any proceeds.

ARTICLE XV.

MISCELLANEOUS

15.01               Compliance with Laws. The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended (the “IRC”), the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001, the Employee Retirement Income Security Act of 1974 (“ERISA”) and the policies and limitations of the Fund relating to its portfolio investments as set forth in its prospectus and statement of additional information on Form N-1A. Further, each party agrees that it complies with any and all applicable local, state, federal, and international data protection laws, and confirms that required consents, disclosures and notices are in place to enable collection and processing of personal data by Custodian. The Custodian’s services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee’s oversight responsibility with respect thereto. The Trust shall immediately notify the Custodian if the investment strategy of any Fund materially changes or deviates from the investment strategy disclosed in the current prospectus, or if it (or any Fund) becomes subject to any new law, rule, regulation, or order of a governmental or judicial authority of competent jurisdiction that materially impacts the operations of the Trust or any Fund or the services provided under this Agreement.

15.02               ERISA. The Custodian acknowledges that assets of a Fund may be subject to ERISA and Section 4975 of the IRC. Each Fund acknowledges that (i) the Custodian is not a “named fiduciary” with respect to any Fund within the meaning of ERISA Section 402(a); (ii) the Custodian does not provide any services under this Agreement as a fiduciary with respect to any Fund or any “participating plan” within the meaning of ERISA Section 3(21); (iii) the Custodian has determined that it is not acting as a “covered service provider” within the meaning of 29 C.F.R 2500.408(b)-2(c) and as a result, the Custodian will not provide any participating plan’s “administrator” within the meaning of ERISA Section 3(16)(A), participants, or beneficiaries with any plan-related, investment-related, fee and expense, or other information in connection with the Fund Custody Account, this Agreement or any Fund, including but not limited to, any information required for compliance with the reporting and disclosure requirements of ERISA or any description of the services to be provided or of the compensation to be received therefore; and (iv) the Custodian has no duty to establish, maintain, or reconcile to any individual accounts, or receive investment, distribution, or other directions from participants or beneficiaries.

15.03               Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Trust, and authorized or approved by the Board of Trustees.

15.04               Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust accompanied by the authorization or approval of the Board of Trustees.

15.05               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

15.06               No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

15.07               Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

15.08               Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

15.09               Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to the Custodian shall be sent to:

U.S. Bank National Association

Lunken Operations Center

CN-OH-L2GL

5065 Wooster Rd

Cincinnati, Ohio 45226

Attn: Global Fund Custody Support Services

Fax: 844.206.1025

Email: Trust.-.Fund.Custody.Conversion.Team@usbank.com

and notice to the Trust shall be sent to:

c/o Tidal Investments LLC

234 West Florida Street, Suite 700

Milwaukee, WI 53204

15.10               Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

15.11               No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

15.12               References to Custodian. The Trust shall not circulate any written material that contains any reference to the Custodian without the prior written approval of the Custodian, excepting written material contained in the Prospectus or statement of additional information for the Fund and such other written material as merely identifies the Custodian as custodian for the Fund. The Trust shall submit written material requiring approval to the Custodian in draft form, allowing sufficient time for review by the Custodian and its counsel prior to any deadline for publication.

15.13               Insurance. The Custodian shall maintain a fidelity bond covering larceny and embezzlement, an insurance policy with respect to directors and officers errors and omissions coverage and electronic data processing insurance coverage, in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Trust, the Custodian shall provide evidence that coverage is in place. The Custodian shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. The Custodian shall notify the Trust promptly of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust promptly should the total outstanding claims made by the Custodian under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

15.14               Entire Agreement. This Agreement, together with any exhibits, attachments, appendices or schedules expressly referenced herein, sets forth the sole and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, whether written or oral, between the parties.

15.15               Trust Limitations. This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding on any of the trustees, officers or shareholders of the Trust individually but are binding only on the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

15.16               Construction. Any reference in this Agreement to a form, statute or regulation shall include any successor thereto.

15.17               Shareholder Communications Election. The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities. Unless the Trust specifically requires Custodian to NOT release the Trust’s name and address to requesting companies by indicating such “NO” election in Exhibit D hereto, Custodian is required by law to disclose the Trust’s name and address and will treat the Trust as consenting “YES” to disclosure of this information.

(signatures on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TIDAL TRUST II	U.S. BANK NATIONAL ASSOCIATION

By: /s/Eric Falkeis	By: /s/Gregory Farley

Name: Eric Falkeis	Name: Gregory Farley

Title: Principal Executive Officer	Title: Senior Vice President

Date: 4/24/2026	Date: 4/28/2026

TIDAL INVESTMENTS LLC (with respect to Section 7.01 only)

By: /s/Gavin Filmore

Name: Gavin Filmore

Title: CEO

Date: 4/27/2026

EXHIBIT A

to the Custody Agreement

Separate Series of Tidal Trust II

Name of ETF Series

Blueprint Chesapeake Multi-Asset Trend ETF

Cambria Chesapeake Pure Trend ETF

Carbon Collective Climate Solutions U.S. Equity ETF

Carbon Collective Short Duration Green Bond ETF

Clockwise U.S. Core Equity ETF

CoreValues Alpha Greater China Growth ETF

CoreValues America First Technology ETF

Defiance 2X Daily Long Pure Quantum ETF

Defiance AI & Power Infrastructure ETF

Defiance Daily Target 2X Long AEO ETF

Defiance Daily Target 2X Long ALAB ETF

Defiance Daily Target 2X Long AMAT ETF

Defiance Daily Target 2X Long ANET ETF

Defiance Daily Target 2X Long APLD ETF

Defiance Daily Target 2X Long ARM ETF

Defiance Daily Target 2X Long AVAV ETF

Defiance Daily Target 2X Long AVGO ETF

Defiance Daily Target 2X Long BLSH ETF

Defiance Daily Target 2X Long China Dragons ETF

Defiance Daily Target 2X Long Copper ETF

Defiance Daily Target 2X Long CVNA ETF

Defiance Daily Target 2X Long DASH ETF

Defiance Daily Target 2X Long DJT ETF

Defiance Daily Target 2X Long DKNG ETF

Defiance Daily Target 2X Long ET ETF

Defiance Daily Target 2X Long FIG ETF

Defiance Daily Target 2X Long FSLR ETF

Defiance Daily Target 2X Long B ETF

Defiance Daily Target 2X Long HIMS ETF

Defiance Daily Target 2X Long HOOD ETF

Defiance Daily Target 2X Long IONQ ETF

Defiance Daily Target 2X Long IREN ETF

Defiance Daily Target 2X Long JOBY ETF

Defiance Daily Target 2X Long JPM ETF

Defiance Daily Target 2X Long KTOS ETF

Defiance Daily Target 2X Long LLY ETF

Defiance Daily Target 2X Long LMND ETF

Defiance Daily Target 2X Long MP ETF

Defiance Daily Target 2X Long MRNA ETF

Defiance Daily Target 2X Long MRVL ETF

Defiance Daily Target 2X Long MSTR ETF

Defiance Daily Target 2X Long NBIS ETF

Defiance Daily Target 2X Long NVO ETF

Defiance Daily Target 2X Long NVTS ETF

Defiance Daily Target 2X Long OKLO ETF

Defiance Daily Target 2X Long ORCL ETF

Defiance Daily Target 2X Long OSCR ETF

Defiance Daily Target 2X Long PENN ETF

Defiance Daily Target 2X Long PM ETF

Defiance Daily Target 2X Long PONY ETF

Defiance Daily Target 2X Long QBTS ETF

Defiance Daily Target 2X Long QS ETF

Defiance Daily Target 2X Long RBRK ETF

Defiance Daily Target 2X Long RCAT ETF

Defiance Daily Target 2X Long RDDT ETF

Defiance Daily Target 2X Long RGTI ETF

Defiance Daily Target 2X Long RIOT ETF

Defiance Daily Target 2X Long RKLB ETF

Defiance Daily Target 2X Long SMCI ETF

Defiance Daily Target 2X Long SOFI ETF

Defiance Daily Target 2X Long Solar ETF

Defiance Daily Target 2X Long SOUN ETF

Defiance Daily Target 2X Long UBER ETF

Defiance Daily Target 2X Long VST ETF

Defiance Daily Target 2X Long ZETA ETF

Defiance Daily Target 2X Short CVNA ETF

Defiance Daily Target 2X Short IONQ ETF

Defiance Daily Target 2X Short LLY ETF

Defiance Daily Target 2X Short MSTR ETF

Defiance Daily Target 2X Short PLTR ETF

Defiance Daily Target 2X Short QBTS ETF

Defiance Daily Target 2X Short RGTI ETF

Defiance Daily Target 2X Short RIOT ETF

Defiance Daily Target 2X Short RKLB ETF

Defiance Daily Target 2X Short SMCI ETF

Defiance Developed Markets Enhanced Options Income ETF

Defiance Emerging Markets Enhanced Options Income ETF

Defiance Enhanced Long Vol ETF

Defiance Enhanced Short Vol ETF

Defiance Gold Enhanced Options Income ETF

Defiance Hot Sauce Daily 3X Strategy ETF

Defiance Large Cap ex-Mag 7 ETF

Defiance Leveraged Long + Income AAPL ETF

Defiance Leveraged Long + Income AMD ETF

Defiance Leveraged Long + Income AMZN ETF

Defiance Leveraged Long + Income BRK.B ETF

Defiance Leveraged Long + Income COIN ETF

Defiance Leveraged Long + Income GOOG ETF

Defiance Leveraged Long + Income HIMS ETF

Defiance Leveraged Long + Income HOOD ETF

Defiance Leveraged Long + Income META ETF

Defiance Leveraged Long + Income MSTR ETF

Defiance Leveraged Long + Income NFLX ETF

Defiance Leveraged Long + Income NVDA ETF

Defiance Leveraged Long + Income PLTR ETF

Defiance Leveraged Long + Income SMCI ETF

Defiance Leveraged Long + Income TSLA ETF

Defiance Leveraged Long + Income Bitcoin ETF

Defiance Leveraged Long + Income Ethereum ETF

Defiance Leveraged Long + Income Magnificent Seven ETF

Defiance Leveraged Long + Income Nasdaq 100 ETF

Defiance Leveraged Long + Income S&P 500 ETF

Defiance Leveraged Long + Income CRCL ETF

Defiance Leveraged Long + Income CRWV ETF

Defiance Leveraged Long + Income GLXY ETF

Defiance Leveraged Long MSTR ETF

Defiance MAGA Seven ETF

Defiance Nasdaq 100 Double Short Hedged ETF

Defiance Nasdaq 100 Weekly Distribution ETF

Defiance Nasdaq 100 Income Target ETF

Defiance Nasdaq 100 LightningSpread™ Income ETF

Defiance Oil Enhanced Options Income ETF

Defiance R2000 Weekly Distribution ETF

Defiance R2000 Income Target ETF

Defiance Russell 2000 LightningSpread™ Income ETF

Defiance U.S. Dividend Equity Paid Weekly ETF

Defiance S&P Weekly Distribution ETF

Defiance S&P 500 Income Target ETF

Defiance S&P 500 LightningSpread™ Income ETF

Defiance Silver Enhanced Options Income ETF

Defiance Treasury Alternative Yield ETF

Defiance Treasury Enhanced Options Income ETF

Defiance Trillion Dollar Club Index ETF

Defiance Vol Carry Hedged ETF

DGA Absolute Return ETF

Even Herd Long Short ETF

Grizzle Growth ETF

Hilton Small-MidCap Opportunity ETF

Hilton Capital BDC Bond Index ETF

iREIT® - MarketVector Quality REIT Index ETF

LevMax™ AMZN [Monthly 3x1] ETF

LevMax™ Bitcoin [Monthly 3x1] ETF

LevMax™ BRK-B [Monthly 3x1] ETF

LevMax™ COIN [Monthly 3x1] ETF

LevMax™ HOOD [Monthly 3x1] ETF

LevMax™ MSFT [Monthly 3x1] ETF

LevMax™ MSTR [Monthly 3x1] ETF

LevMax™ NVDA [Monthly 3x1] ETF

LevMax™ PLTR [Monthly 3x1] ETF

LevMax™ RDDT [Monthly 3x1] ETF

LevMax™ SMCI [Monthly 3x1] ETF

LevMax™ TSLA [Monthly 3x1] ETF

Nicholas Fixed Income Alternative ETF

Nicholas Global Equity and Income ETF

Nicholas Crypto Income ETF

Peerless Option Income Wheel ETF

Pinnacle Focused Opportunities ETF

Quantify Absolute Income ETF

STKd 100% Bitcoin & 100% Gold ETF

STKd 100% COIN & 100% NVDA ETF

STKd 100% NVDA & 100% MSTR ETF

STKd 100% MSTR & 100% COIN ETF

STKd 100% COIN & 100% HOOD ETF

STKd 100% NVDA & 100% AMD ETF

STKd 100% TSLA & 100% MSTR ETF

STKd 100% TSLA & 100% NVDA ETF

STKd 100% SMCI & 100% NVDA ETF

STKd 100% UBER & 100% TSLA ETF

STKd 100% META & 100% AMZN ETF

Return Stacked® Bonds & Futures Yield ETF

Return Stacked® U.S. Stocks & Futures Yield ETF

Return Stacked® Bonds & Managed Futures ETF

Return Stacked® Global Stocks & Bonds ETF

Return Stacked® U.S. Stocks & Managed Futures ETF

Return Stacked® Bonds & Merger Arbitrage ETF

Return Stacked® U.S. Stocks & Gold/Bitcoin ETF

Roundhill Generative AI & Technology ETF

Tactical Advantage ETF

YieldMax™ AAPL Option Income Strategy ETF

YieldMax™ Short AAPL Option Income Strategy ETF

YieldMax™ ABNB Option Income Strategy ETF

YieldMax™ ADBE Option Income Strategy ETF

YieldMax™ AI Option Income Strategy ETF

YieldMax™ AMD Option Income Strategy ETF

YieldMax™ AMZN Option Income Strategy ETF

YieldMax™ BA Option Income Strategy ETF

YieldMax™ BIIB Option Income Strategy ETF

YieldMax™ Bitcoin Option Income Strategy ETF

YieldMax™ BRK.B Option Income Strategy ETF

YieldMax™ COIN Option Income Strategy ETF

YieldMax™ Short COIN Option Income Strategy ETF

YieldMax™ DIS Option Income Strategy ETF

YieldMax™ Gold Miners Option Income Strategy ETF

YieldMax™ GOOGL Option Income Strategy ETF

YieldMax™ Innovation Option Income Strategy ETF

YieldMax™ Short Innovation Option Income Strategy ETF

YieldMax™ INTC Option Income Strategy ETF

YieldMax™ JPM Option Income Strategy ETF

YieldMax™ KWEB Option Income Strategy ETF

YieldMax™ META Option Income Strategy ETF

YieldMax™ MRNA Option Income Strategy ETF

YieldMax™ MSFT Option Income Strategy ETF

YieldMax™ Short N100 Option Income Strategy ETF

YieldMax™ NFLX Option Income Strategy ETF

YieldMax™ NKE Option Income Strategy ETF

YieldMax™ NVDA Option Income Strategy ETF

YieldMax™ Short NVDA Option Income Strategy ETF

YieldMax™ ORCL Option Income Strategy ETF

YieldMax™ PYPL Option Income Strategy ETF

YieldMax™ ROKU Option Income Strategy ETF

YieldMax™ SNOW Option Income Strategy ETF

YieldMax™ XYZ Option Income Strategy ETF

YieldMax™ TGT Option Income Strategy ETF

YieldMax™ TLT Option Income Strategy ETF

YieldMax™ TSLA Option Income Strategy ETF

YieldMax™ Short TSLA Option Income Strategy ETF

YieldMax™ XBI Option Income Strategy ETF

YieldMax™ XOM Option Income Strategy ETF

YieldMax™ ZM Option Income Strategy ETF

YieldMax™ MSTR Option Income Strategy ETF

YieldMax™ Ultra Option Income Strategy ETF

YieldMax™ Magnificent 7 Fund of Option Income ETFs

YieldMax™ Universe Fund of Option Income ETFs

YieldMax™ BABA Option Income Strategy ETF

YieldMax™ CVNA Option Income Strategy ETF

YieldMax™ DKNG Option Income Strategy ETF

YieldMax™ HOOD Option Income Strategy ETF

YieldMax™ JD Option Income Strategy ETF

YieldMax™ MARA Option Income Strategy ETF

YieldMax™ PDD Option Income Strategy ETF

YieldMax™ PLTR Option Income Strategy ETF

YieldMax™ RBLX Option Income Strategy ETF

YieldMax™ SHOP Option Income Strategy ETF

YieldMax™ SMCI Option Income Strategy ETF

YieldMax™ TSM Option Income Strategy ETF

YieldMax™ Ether Option Income Strategy ETF

YieldMax™ Target 12™ Semiconductor Option Income ETF

YieldMax™ Target 12™ Biotech & Pharma Option Income ETF

YieldMax™ Target 12™ Energy Option Income ETF

YieldMax™ Target 12™ Real Estate Option Income ETF

YieldMax™ Target 12™ Tech & Innovation Option Income ETF

YieldMax™ Target 12™ Big 50 Option Income ETF

YieldMax® Bitcoin Performance and Distribution Target 25™ ETF

YieldMax™ Dorsey Wright Hybrid 5 Income ETF

YieldMax™ Dorsey Wright Featured Income ETF

YieldMax™ AI & Tech Portfolio Option Income ETF

YieldMax™ Crypto Industry & Tech Portfolio Option Income ETF

YieldMax™ China Portfolio Option Income ETF

YieldMax™ Semiconductor Portfolio Option Income ETF

YieldMax™ Biotech & Pharma Portfolio Option Income ETF

YieldMax™ Ultra Short Option Income Strategy ETF

YieldMax™ Nasdaq 100 0DTE Covered Call Strategy ETF

YieldMax™ R2000 0DTE Covered Call Strategy ETF

YieldMax™ S&P 500 0DTE Covered Call Strategy ETF

YieldMax™ MSTR Short Option Income Strategy ETF

YieldMax™ AMD Short Option Income Strategy ETF

YieldMax™ AMZN Short Option Income Strategy ETF

YieldMax™ MARA Short Option Income Strategy ETF

YieldMax™ Bitcoin Short Option Income Strategy ETF

YieldMax™ META Short Option Income Strategy ETF

YieldMax™ SMCI Short Option Income Strategy ETF

YieldMax® AI Performance & Distribution Target 25™ ETF

YieldMax® AMD Performance & Distribution Target 25™ ETF

YieldMax® AMZN Performance & Distribution Target 25™ ETF

YieldMax® COIN Performance & Distribution Target 25™ ETF

YieldMax® MARA Performance & Distribution Target 25™ ETF

YieldMax® MSTR Performance & Distribution Target 25™ ETF

YieldMax® NVDA Performance & Distribution Target 25™ ETF

YieldMax® PLTR Performance & Distribution Target 25™ ETF

YieldMax® SMCI Performance & Distribution Target 25™ ETF

YieldMax® TSLA Performance & Distribution Target 25™ ETF

YieldMax® AFRM Option Income Strategy ETF

YieldMax® APP Option Income Strategy ETF

YieldMax® ARM Option Income Strategy ETF

YieldMax® AVGO Option Income Strategy ETF

YieldMax® CRWD Option Income Strategy ETF

YieldMax® GME Option Income Strategy ETF

YieldMax® HIMS Option Income Strategy ETF

YieldMax® IONQ Option Income Strategy ETF

YieldMax® LLY Option Income Strategy ETF

YieldMax® RDDT Option Income Strategy ETF

YieldMax® SPOT Option Income Strategy ETF

YieldMax® UBER Option Income Strategy ETF

YieldMax® GLXY Option Income Strategy ETF

YieldMax® CRWV Option Income Strategy ETF

YieldMax® CRCL Option Income Strategy ETF

YieldMax® U.S. Stocks Target Double Distribution ETF

Defiance Daily Target 2X Long AA ETF

Defiance Daily Target 2X Long BMNR ETF

Defiance Daily Target 2X Long CAE ETF

Defiance Daily Target 2X Long CAVA ETF

Defiance Daily Target 2X Long CHWY ETF

Defiance Daily Target 2X Long CSCO ETF

Defiance Daily Target 2X Long EBAY ETF

Defiance Daily Target 2X Long ELF ETF

Defiance Daily Target 2X Long ERIC ETF

Defiance Daily Target 2X Long ESLT ETF

Defiance Daily Target 2X Long EXEL ETF

Defiance Daily Target 2X Long IBKR ETF

Defiance Daily Target 2X Long KLAC ETF

Defiance Daily Target 2X Long MPWR ETF

Defiance Daily Target 2X Long PFE ETF

Defiance Daily Target 2X Long SE ETF

Defiance Daily Target 2X Long UPS ETF

Defiance Daily Target 2X Long WYNN ETF

Defiance Daily Target 2X Short AMD ETF

Defiance Daily Target 2X Short APP ETF

Defiance Daily Target 2X Short ASTS ETF

Defiance Daily Target 2X Short AVGO ETF

Defiance Daily Target 2X Short BBAI ETF

Defiance Daily Target 2X Short BMNR ETF

Defiance Daily Target 2X Short CRCL ETF

Defiance Daily Target 2X Short HIMS ETF

Defiance Daily Target 2X Short HOOD ETF

Defiance Daily Target 2X Short INTC ETF

Defiance Daily Target 2X Short MRVL ETF

Defiance Daily Target 2X Short MU ETF

Defiance Daily Target 2X Short NVO ETF

Defiance Daily Target 2X Short OKLO ETF

Defiance Daily Target 2X Short OSCR ETF

Defiance Daily Target 2X Short SBET ETF

Defiance Daily Target 2X Short TSM ETF

Defiance Daily Target 2X Short UNH ETF

Defiance Leveraged Long + Income BMNR ETF

Defiance Leveraged Long + Income SOFI ETF

Defiance Leveraged Long + Income SOL ETF

Defiance Leveraged Long + Income XRP ETF

Defiance Leveraged Long BEAM ETF

Defiance Leveraged Long DOCN ETF

Defiance Leveraged Long EOSE ETF

Defiance Leveraged Long HTZ ETF

Defiance Leveraged Long NEGG ETF

Defiance Leveraged Long NMAX ETF

Defiance Leveraged Long OPEN ETF

Defiance Leveraged Long RUM ETF

Defiance Leveraged Long SBET ETF

Defiance QTUM Options Income ETF

Quantify 2X Daily All Cap Crypto ETF

Quantify 2X Daily Alt Season Crypto ETF

Quantify 2X Daily AltAlt Season Crypto ETF

YieldMax® Hundred Club ETF

IncomeSTKd 1x US Stocks & 1x Bitcoin Premium ETF

IncomeSTKd 1x US Stocks & 1x Gold Premium ETF

IncomeSTKd 1x Bitcoin & 1x Gold Premium ETF

IncomeSTKd 1x Treasury & 1x Gold Premium ETF

IncomeSTKd 1x Bitcoin & 1x Treasury Premium ETF

IncomeSTKd 1x US Stocks & 1x Treasury Premium ETF

IncomeQ Crypto & Crypto Treasury mNAV Harvester ETF

IncomeQ Bitcoin & Bitcoin Treasury mNAV Harvester ETF

Defiance Daily Target 2X Long BITF ETF

Defiance Daily Target 2X Long CLS ETF

Defiance Daily Target 2X Long JMIA ETF

Defiance Daily Target 2X Long LUNR ETF

Defiance Daily Target 2X Short BE ETF

Defiance Daily Target 2X Short BITF ETF

Defiance Daily Target 2X Short CLSK ETF

Defiance Daily Target 2X Short CRWV ETF

Defiance Daily Target 2X Short IREN ETF

Defiance Daily Target 2X Short JOBY ETF

Defiance Daily Target 2X Short APLD ETF

Defiance Daily Target 2X Short ARM ETF

Defiance Daily Target 2X Short NBIS ETF

Defiance Daily Target 2X Short NVTS ETF

Defiance Daily Target 2X Short OPEN ETF

Defiance Daily Target 2X Short ORCL ETF

Defiance Daily Target 2X Short UPST ETF

Defiance Daily Target 2X Short SNOW ETF

Defiance Daily Target 2X Short SMR ETF

Defiance Daily Target 2X Long PL ETF

Defiance Daily Target 2X Long PGY ETF

Defiance Daily Target 2X Long HPQ ETF

Defiance Daily Target 2X Long RKT ETF

Defiance Daily Target 2X Long ONDS ETF

Defiance Daily Target 2X Long NOK ETF

Defiance Daily Target 2X Long JBLU ETF

Defiance Daily Target 2X Long ETHM ETF

Defiance Daily Target 2X Long BTQ ETF

Defiance Daily Target 2X Long BIIB ETF

Defiance Daily Target 2X Long BE ETF

Defiance Daily Target 2X Long OXY ETF

Defiance Daily Target 2X Long RMBS ETF

Defiance Daily Target 2X Long VRTX ETF

Defiance Daily Target 2X Long WING ETF

Defiance Daily Target 2X Long ZIM ETF

Defiance Long Pure Quantum ETF

Defiance Daily Target 2X Long WLTH ETF

Chesapeake Trend-Following Fixed Income ETF

Defiance 2X Daily Long Pure Drone and Aerial Automation ETF

Defiance 2X Daily Short Pure Quantum Computing Index ETF

Defiance Daily Target 2X Long AMKR ET

Defiance Daily Target 2X Long CCJ ETF

Defiance Daily Target 2X Long CLF ETF

Defiance Daily Target 2X Long COMM ETF

Defiance Daily Target 2X Long DNN ETF

Defiance Daily Target 2X Long HL ETF

Defiance Daily Target 2X Long NDAQ ETF

Defiance Daily Target 2X Long PAAS ETF

Defiance Daily Target 2X Long PATH ETF

Defiance Daily Target 2X Long PLUG ETF

Defiance Daily Target 2X Long POET ETF

Defiance Daily Target 2X Short RKT ETF

Defiance Daily Target 2X Long UUUU ETF

Defiance AAPL LightningSpread Income ETF

Defiance AdvMicrDev LightningSpread Income ETF

Defiance Blkstne LightningSpread Income ETF

Defiance COIN LightningSpread Income ETF

Defiance CRCL LightningSpread Income ETF

Defiance FcBk LightningSpread Income ETF

Defiance MSTR LightningSpread Income ETF

Defiance NVDA LightningSpread Income ETF

Defiance ORCL LightningSpread Income ETF

Defiance PLTR LightningSpread Income ETF

Defiance TSLA LightningSpread Income ETF

Nicholas Bitcoin and Treasuries AfterDark ETF

Nicholas Bitcoin Tail ETF

Nicholas Defense and Rare Earth Income

Nicholas Gold Income ETF

Nicholas Nuclear Income ETF

Nicholas Silver Income ETF

YieldMax® Digital Finance Ecosystem Portfolio Option Income ETF

YieldMax® RoboTech & Automation Portfolio Option Income ETF

YieldMax® Strategic Metals & Mining Portfolio Option Income ETF

YieldMax® Top Ten ETFs

YieldMax® WarTech & Cyber Defense Portfolio Option Income ETF

Defiance Bitcoin LightningSpread™ Income ETF

Defiance Ethereum LightningSpread™ Income ETF

Defiance Gold LightningSpread™ Income ETF

Defiance Gold Miners LightningSpread™ Income ETF

Defiance Silver LightningSpread™ Income ETF

Defiance Solana LightningSpread™ Income ETF

Defiance XRP LightningSpread™ Income ETF

Defiance Daily Target 2x Long AMTM ETF

Defiance Daily Target 2X Long ABTC ETF

Defiance Daily Target 2X Long ASTS ETF

Defiance Daily Target 2X Long BKSY ETF

Defiance Daily Target 2X Long COHR ETF

Defiance Daily Target 2X Long Discord ETF

Defiance Daily Target 2X Long ENVX ETF

Defiance Daily Target 2X Long FRSH ETF

Defiance Daily Target 2X Long GCT ETF

Defiance Daily Target 2X Long GSAT ETF

Defiance Daily Target 2X Long JD ETF

Defiance Daily Target 2X Long LEU ETF

Defiance Daily Target 2X Long LUMN ETF

Defiance Daily Target 2X Long MDLN ETF

Defiance Daily Target 2X Long OUST ETF

Defiance Daily Target 2X Long PINS ETF

Defiance Daily Target 2X Long RDW ETF

Defiance Daily Target 2X Long ROKU ETF

Defiance Daily Target 2X Long RVMD ETF

Defiance Daily Target 2X Long SATS ETF

Defiance Daily Target 2X Long SNDL ETF

Defiance Daily Target 2X Long STX ETF

Defiance Daily Target 2X Long TLRY ETF

Defiance Daily Target 2X Long VSAT ETF

Defiance Daily Target 2X Long WBD ETF

Defiance Daily Target 2X Long XOVR ETF

Defiance Pure Space Daily 2X Strategy ETF

Defiance Space Data Center Leaders ETF

Portfolio Building Block 1X Inverse US Growth Daily Target ETF

Portfolio Building Block 1X Inverse US Large Cap Daily Target ETF

Name of Mutual Fund Series

EXHIBIT C

to the Custody Agreement - Authorized Persons

Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Fund Custody Accounts.

Name	Telephone/Fax Number	Signature

EXHIBIT D

SHAREHOLDER COMMUNICATIONS ACT ELECTION

TIDAL TRUST II

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities in the U.S. and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your “no” to disclosure will apply to all U.S. securities Custodian holds for you now and in the future, unless you change your mind and notify us in writing. A “no” election may prevent Custodian from obtaining, on your behalf, the most favorable tax rate for American Depository Receipts (ADRs) held in your account.

______ NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

TIDAL TRUST II

By:

Title:

Date: